Exhibit 23.2

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To American National Bankshares Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 1997, included in American National Bankshares Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                         /s/ Arthur Andersen LLP

Greensboro, North Carolina
   September 16, 1997